EXHIBIT 10.1

AMENDMENT NO. 1
to the
EMPLOYMENT SEPARATION AGREEMENT AND RELEASE

        AMENDMENT ("Amendment No. 1"), effective as of the 6th day of November 2019, by and between Ralph Lauren Corporation, a Delaware corporation (the "Corporation"), and Valérie Hermann (the "Executive").

        WHEREAS, the Executive is party to an Employment Separation Agreement and Release by and between the Corporation and the Executive dated July 19th, 2019 (the "Separation Agreement"); and

        WHEREAS, the Corporation and the Executive wish to amend the Separation Agreement in certain respects;

        NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1. Section 1(h) of the Separation Agreement is amended in its entirety to read as follows, effective as of the date set forth above:

"As soon as practicable after the date this Amendment No. 1 is fully executed, the Corporation shall pay Executive an additional lump sum amount of two hundred and twenty-five thousand dollars ($225,000), less applicable withholdings. Further, the Corporation shall pay the legal fees and expenses, upon the presentation of bills, invoices, receipts or other supporting documentation, which Executive incurs in connection with this Agreement, up to a maximum amount of $10,000."

2.    Except as amended and/or modified by this Amendment No. 1, the Separation Agreement is hereby ratified and confirmed and all other terms of the Separation Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment No. 1.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to be duly executed and the Executive has hereunto set her hand, effective as of the date first set forth above.

RALPH LAUREN CORPORATION

By: _/s/ Roseann Lynch
Roseann Lynch
Title: Executive Vice President, Chief People Practices

Date: November 6, 2019

EXECUTIVE

/s/ Valérie Hermann
Valérie Hermann

Date: November 6, 2019